INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
First Savings Bank of New Jersey:


We consent to the use of our report, dated April 30, 1996, included herein, and to the reference to our Firm under the heading "Experts" included in the Registration Statement/Prospectus of First Savings Bank of New Jersey and Subsidiaries.

Our report refers to changes in the method of accounting for income taxes, postretirement benefits and securities as of June 1, 1993.



                                            KPMG Peat Marwick LLP


                                            /s/ KPMG PEAT MARWICK LLP
                                            ------------------------------------


Short Hills, New Jersey
March 11, 1997